UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 21, 2012
(December 20, 2012)

BROWN SHOE COMPANY, INC. (Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)

1-2191 (Commission File Number)	43-0197190 (IRS Employer Identification Number)

8300 Maryland Avenue St. Louis, Missouri (Address of principal executive offices)	63105 (Zip Code)

(314) 854-4000 (Registrant's telephone number, including area code)

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 20, 2012, Brown Shoe Company, Inc. (the "Company") entered into a severance agreement with John W. Schmidt effective as of December 1, 2012, providing that if he is terminated by the Company without cause prior to a change in control (as defined) or more than 24 months after a change in control, then he will be entitled to receive: a lump sum cash payment following termination equal to 100% of his base salary at the highest rate in effect at any time during the 12 months immediately preceding termination (including targeted bonus for the current year); a cash payment equal to his prorated bonus for the year of termination, payable based on performance level achieved during the performance period and at the same time as other participants receive such payments; coverage under our medical/dental plans for one year; immediate vesting of his restricted stock and outstanding stock options that would have vested over the two-year period following termination; and outplacement services. If, within 24 months after a change in control, Mr. Schmidt’s employment is terminated without cause by the Company or, during that 24-month period, he terminates his employment within 90 days after the occurrence of good reason, he will be entitled to receive: a lump sum cash payment equal to 200% of his base annual salary at the highest rate in effect at any time during the 12 months immediately preceding termination (including targeted bonus for the current year); cash payment for the pro-rated targeted bonus for the year of termination; coverage under our medical/dental plans for 18 months followed by a cash payment equal to the Company’s cost for an additional 6 months of medical/dental coverage; immediate vesting of all awards of restricted stock and outstanding stock options; outplacement services; and two years will be added to his credited service under our Supplemental Executive Retirement Plan (SERP).  Regardless of the reason for termination, he will be required to comply with certain post-termination restrictions, including, but not limited to, not providing any executive level or consulting services to any competitor in the footwear industry or interfering with the Company’s customer relationships. Mr. Schmidt’s Severance Agreement is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(d)              Exhibits.

See Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

         BROWN SHOE COMPANY, INC.
         (Registrant)

Date: December 21, 2012	/s/ Michael I. Oberlander

Michael I. Oberlander

Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	Severance Agreement, dated December 20, 2012 and effective as of December 1, 2012, between the Company and John W. Schmidt.